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                                                                    Exhibit 23.1

[Moss Adams LLP Letterhead]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading "Experts" and to the use in this Registration Statement on Form S-1 of our reports dated March 25, 2005, which appear in the Annual Report on Form 10-K for the year ended December 31, 2004, with respect to the consolidated financial statements of Loudeye Corp. and subsidiaries, management's report on internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appear in such Registration Statement.



/s/ Moss Adams LLP

Seattle, Washington
April 7, 2005